Exhibit 99.1

Resignation Letter of Mr. Heung Sang Fong

发件人: Dexter Fong <dexterfong0@gmail.com>
日期: 2014年4月30日 GMT+87:51:45
收件人: Jing Lu <nicolalu@gmail.com>
抄送: Cangsang Huang <cangsang@gmail.com>
主题: My resignation

Jing:

Please accept this email as my formal resignation from the position of directorship of the company due to personal reasons. My resignation will be effective as of May 1, 2014. It has been my honor to serve the company with an outstanding management team. I wish you all the best.

Dexter